UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

BARINTHUS BIOTHERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Barinthus Biotherapeutics plc

Unit 6-10, Zeus Building Rutherford Avenue,

Harwell, Didcot, OX11 0DF

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2023, Barinthus Biotherapeutics plc (the “Company”), the Chancellors, Masters and Scholars of the University of Oxford (“Oxford,” together with the Company, the “Partners”) and the Coalition for Epidemic Preparedness Innovations (“CEPI”) entered into a Funding Agreement (the “Funding Agreement”) pursuant to which CEPI will provide funding of up to $34.8 million to the Company to advance the development of VTP-500, the Company’s vaccine candidate against Middle East Respiratory Syndrome (“MERS,” and such development activities, the “Project”). In December 2023, VTP-500 received PRIME (PRIority MEdicines) designation by the European Medicines Agency. Under the Funding Agreement, the Partners have agreed to use reasonable endeavors to achieve the deliverables, milestones and timelines for the vaccine development activities under discrete “Work Packages” mutually agreed to by the parties from time to time.

Under the initial Work Package, the Company has agreed, subject to the achievement of certain milestones, including a successful Phase II clinical trial of VTP-500, that it will manufacture or have manufactured an investigational ready reserve of 100,000 doses of VTP-500 to be rapidly deployed for a clinical trial in the event of a substantial outbreak of MERS. During the Term (as defined below), the Company has also agreed to certain collaboration obligations in the event of a regional or national public health emergency or preparation need for an impending outbreak of MERS.

Pursuant to the Funding Agreement, the Company will retain ownership of its intellectual property owned or controlled throughout the term of the Funding Agreement, subject to the rights of CEPI under the Funding Agreement. The Company will also own any intellectual property invented by or on behalf of the Company in connection with the activities contemplated by the Funding Agreement, as well as all tangible materials and results made or developed by or on behalf of the Company in connection with the Funding Agreement.

Any amounts funded by CEPI to the Partners under the Funding Agreement in accordance with each Work Package will be paid in tranches covering six-month periods based on mutually agreed project-based budgets and subject to certain conditions as set forth in the Funding Agreement including the achievement of identified milestones.

Pursuant to the Funding Agreement, the Company has agreed to pay CEPI on a country-by-country basis increasing mid-single digit percentage royalties of net sales and net income with respect to future cash sales of VTP-500, less certain deductions, for a period starting on December 20, 2023 (“Effective Date”) and ending the later of: (i) the expiration of the last valid patent claim included in intellectual property developed under the Project covering VTP-500 in such country, (ii) the expiration of Regulatory Exclusivity (as defined in the Funding Agreement) for VTP-500 in such country, and (iii) the tenth (10th) anniversary of the first commercial sale of VTP-500 (the “Royalty Term”). The Company shall also pay CEPI a mid-double digit percentage of net revenue earned on VTP-500 until CEPI has received payments from the Company under the Funding Agreement equaling the total amount of funding paid by CEPI to the Company and a low double-digit percentage of such net revenue thereafter. Sales for the benefit of end users in specified low and middle income countries (“LMICs”) and upper and middle income countries (“UMICs”) are excluded from the calculations of net sales and net revenue. Sales of product for the benefit of end users in LMICs and UMICs are subject to tiered discounted pricing requirements under the Funding Agreement. The Company is further required to pay a mid-double digit percentage of any proceeds earned on any priority review voucher related to VTP-500 during the Royalty Period.

The Funding Agreement will commence on the Effective Date and will continue until the fifth (5th) anniversary of the Effective Date, unless the parties agree to extend the Funding Agreement for a period of up to twenty-four (24) months unless all activities under the Funding Agreement have been completed (“Term”). Either Partner or CEPI can terminate the Funding Agreement following an insolvency event or material breach by the other party that is not cured within forty-five (45) business days, in the event of termination by a Partner, or thirty (30) business days, in the event of termination by CEPI. Pursuant to the Funding Agreement, CEPI also has certain discretionary termination rights, including if CEPI determines that the Company is involved in material safety, regulatory, scientific misconduct, or ethical issues or is no longer able to fulfill its obligations under the Funding Agreement.

Neither CEPI, the Company nor Oxford may assign its rights or obligations under the Funding Agreement without the other parties’ consent; provided that CEPI may do so to an organization of equivalent charitable mission and technical capabilities.

The foregoing description of the material terms of the Funding Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Item 7.01. Regulation FD Disclosure.

On December 21, 2023, the Company issued a joint press release with Oxford and CEPI titled “New partnership aims to advance emergency vaccine against MERS coronavirus.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: December 22, 2023	By:	/s/ William Enright
William Enright
Chief Executive Officer